Exhibit 21.1
Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation
Bitter Creek Exploration Inc.	Arizona, United States
Cascadia Mineral Claims Inc.	Oregon, United States
Computational Geosciences Inc.	Canada
Cordoba Minerals Corp	British Columbia, Canada
•Cordoba Minerals USA Corp. (Colorado)	Colorado, United States
•Desert Water Development Company	Utah, United States
• Desert Investment Network Group LLC	Arizona, United States
•MMDEX LLC	Delaware, United States
•Cordoba Holdings Corp.	British Columbia, Canada
•Sabre Metals Master Ltd.	Bermuda
•Cordoba Minerals Holdings Ltd.	Barbados
•Minerales Cordoba S.A.S.	Columbia
•Fundacion Unidos Por El San Jorge	Columbia
•CMH Colombia S.A.S.	Columbia
•Cobre Minerals S.A.S.	Columbia
•Exploradora Cordoba S.A.S.	Columbia
•Mincordoba S.A. S.	Columbia
Diamondback Minerals LLC •Diamondback Copper LLC GEO27, Inc.	Delaware, United States Arizona, United States Delaware, United States
HPX Servicios Chile SpA	Chile
IE Montana Holdings Corp	Montana, United States
Ivanhoe Electric (BVI) Inc.	British Virgin Islands
•Crystal Haven Holdings Pty Ltd	Australia
•HPX Servicios Chile SpA	Chile
•IVNE Australia PTY Ltd	Australia
•IVNE Ivory Coast Inc. •Sama Nickel Corporation	British Virgin Islands Canada
•Kaizen Discovery Inc.	British Columbia, Canada
•Kaizen Peru Holdings Ltd.	British Columbia, Canada
•Kaizen Discovery Peru S.A.C.	Peru
•VRB Energy Inc.	Cayman Islands
•VRB Energy International PTE. Limited	Singapore
•VRB Energy System (Beijing) Co., Ltd.	Peoples Republic of China
•VRB Energy Operations (Beijing) Co., Ltd.	Peoples Republic of China
•VRB Energy USA Inc.	Delaware, United States
Ivanhoe Electric MENA Holdings Ltd.	France
•Ma’aden Ivanhoe Electric Exploration and Development Limited Company	Kingdon of Saudi Arabia
Ivanhoe Electric Nevada Holding Inc.	Delaware, United States
Ivanhoe Electric Services USA Inc.	Delaware, United States
Ivanhoe Electric Technology (Beijing) Co. Ltd.	Peoples Republic of China
Ivanhoe North Carolina Holding Inc.	Delaware, United States
IVNE BC Holdings Ltd.	Canada
IVNE HK Holdings Inc.	British Virgin Islands
•IVNE HK Limited	Hong Kong, China
•Ivanhoe Electric Technology (Beijing) Co., Ltd.	Peoples Republic of China
IVNE Services Canada Ltd.	British Columbia, Canada
Lincoln Cave Exploration Inc.	Utah, United States

Little Sahara Exploration Inc.	Utah, United States
Mesa Cobre Holding Corporation	Delaware, United States
•Sun Devil Solar Holdings Inc.	Delaware, United States
Rocksteady Exploration Inc.	Arizona, United States
Sand Hill Exploration Inc.	Arizona, United States
•Blue Wash Exploration LLC	Arizona, United States
•Durham Exploration LLC	Arizona, United States
•Lucin Exploration LLC	Arizona, United States
•Midway Exploration LLC	Arizona, United States
•Pinos Altos Exploration LLC	Arizona, United States
•Sol Dos Minerals LLC	Arizona, United States
Tintic Copper & Gold Inc.	Utah, United States